Exhibit 10.43

ADDENDUM TO PETROLEUM AGREEMENT
entered into between
THE GOVERNMENT OF THE REPUBLIC OF NAMIBIA
(the “Government”)
and
SHELL NAMIBIA UPSTREAM B.V.
(“Shell”)
and
NATIONAL PETROLEUM CORPORATION OF NAMIBIA
(“Namcor”)
RECORDAL
Whereas the Government, Signet Petroleum Limited (“Signet”), Cricket Investments (Proprietary) Limited (“Cricket”) and Namcor had, on 17th June 2011, entered into a petroleum agreement (the “Agreement”) in respect of petroleum exploration licence PEL 0039, pertaining to Offshore Blocks 2913A and 29148 – Orange Basin;
Whereas Shell Namibia Upstream B.V. (previously known as Shell Exploration and Production (LXVIII) B.V.) (hereinafter referred to as “Shell”) on 19 December 2013 took transfer of and assumed all the interests, rights and obligations of Signet and Cricket in petroleum exploration licence PEL 0039 and the Agreement;
Whereas the Government on 19th December 2013 has confirmed that Shell has validly satisfied its obligations in accordance with Clause 30 of the Agreement;
Whereas the Government re-issued PEL0039 on the 7th February 2014 to reflect Shell and Namcor respectively as 90% (ninety percent) and 10% (ten percent) holders of the interests in PEL0039 and the Agreement.
Whereas the current parties wish to amend the Agreement to ensure the consistency and correctness of the Agreement with the factual position as regards the parties and other matters.
Now therefore, the Government, Shell and Namcor agree as follows:

AGREEMENT
Interpretation

1.	Any reference in the Agreement to Signet or Cricket if context allows shall be read as and be deemed to be a reference to Shell Namibia Upstream B.V.

2.	Any reference to “Company”, when used in capital letters, shall be read as and be deemed to be a reference to the term “Companies” as defined hereinafter.

3.	All other capitalised terms used herein shall have the meaning ascribed to them in the Agreement, unless they are otherwise defined in this Addendum.
Amendment

4.	The Agreement is amended as follows:

4.1.	By deleting clause 1.1(j) and replacing it as follows:

“(j)
“Companies” means, at the Signature Date, Shell Namibia Upstream B.V. and NAMCOR, and includes any other entity or person to whom either Shell Namibia Upstream B.V. and NAMCOR subsequently have assigned any interest or part thereof in relation to the Exploration Licence or the Production Licence jointly held by them.”

4.2.	By inserting a new clause 1.1(fff) to read as follows:

“(fff)	“Joint operating Agreement or JOA” means the agreement defined as such in clause 14A of this Agreement;”

4.3.	By deleting clauses 2.1a to 2.1c and replacing them as follows:

“2.1a	Shell Namibia Upstream B.V. is duly registered and incorporated in accordance with the Jaws of Netherlands on 10 August 2012.

2.1b	The registered address of the head office of Shell Namibia Upstream B.V. is Carel van Bylandtlaan 30, The Hague 2596 HR, the Netherlands.

2.1c	Shell Namibia Upstream B. V. hereby declares that the following persons are the beneficial owners of more than five per cent of the shares issued by it:-
Full Name:
DORDTSCHE PETROLEUM MAATSCHAPPIJ B. V.
Percentage held:
100% (one hundred percent)”

4.4.	By deleting clause 2.2 in its entirety.

4.5.	By substituting numbering of clause 2.3a to 2.3c with 2.2a to 2.2c.

4.6.	By deleting clause 10.2 and replacing it as follows:

“10.2
A notice referred to in clause 10.1 shall be given as early as possible prior to or during the drilling of the Well, but in any case not after the Company has notified the Minister of the detailed completion or abandonment plan for the Well. Upon receipt of such notice the Company shall, subject to the terms of clause 10.5, cause such tests, penetration and drilling to be carried out at the sole cost and risk of the Government, unless such activities interfere with Petroleum Operations to be carried out pursuant to this Agreement. At any time before such tests, penetration or drilling is carried out the Company may elect to include such tests, penetration or drilling In its Exploration Operations.”

4.7.	By deleting the word “unreasonably” in the first sentence of clause 10.3(b).

4.8.	By inserting the following after clause 11.8:

“11.8A	The Parties agree that for offshore seismic and drilling operations any required impact assessment studies need to be completed according to internationally recognised standards.”

4.9.	By deleting clause 12.5 and replacing it as follows:

“12.5	Where the Company consists of more than one company-

(a)	all the terms and obligations of this Agreement shall apply to each one of such companies jointly and severally;

(b)
Shell shall be the operator and the company who shall carry on the Petroleum Operations of the Company under this Agreement in accordance with the terms of the JOA. unless the Commissioner pursuant to an application in writing addressed and delivered to him approves a change of operator, in which event the other operator so approved of shall be deemed to be the operator from the date of such approval;

(c)
the JOA entered into by or between such companies shall be consistent with the provisions of this Agreement and shall be in writing and a copy of each such agreement shall be submitted to the Commissioner not later than ten days after the date of signature thereof.”

4.10.	By inserting the words “in accordance with the JOA” between the words “for” and “and” in the last sentence of clause 12.6.

4.11.	By inserting a new clause 13.3 to read as follows:

“13.3
With the approval of the Minister of Finance, the Companies may be allowed to keep petroleum expenditure in United States dollars for Income Tax purposes until such time when commercial production is commenced. This is without any prejudice to any of the provisions contained in the Petroleum Tax Act.”

4.12.	By deleting clause 14A and replacing it as follows

“Joint Operating Agreement and Carry Obligations

14.A.1
NAMCOR shall be carried by the carrying party(ies) on a 10% interest stake in the Block subject to and in accordance with the terms and conditions contained in the Joint Operating Agreement to be entered between Namcor and Shell (the “JOA”, as defined), so long as there is no Material Adverse Change, as defined in the JOA.

14.A.2
The Government hereby acknowledges that the Petroleum Operations shall be performed by the Companies in accordance with the terms of the JOA, and the Government recognises the respective rights and obligations of the parties under the JOA, which shall be deemed to incorporated by reference into this Agreement.”

4.13.	By inserting new clauses 15.7 and 15.8 to read as follows:

“15.7
For the avoidance of doubt, any information provided in accordance with this Clause 15 shall always be subject to any limitations placed on either Party as a result of any applicable confidentiality and/or market and/or legal restrictions (including but not limited to any restrictions relating to the disclosure by one Party to the other of commercially sensitive information).

15.8
Notwithstanding anything to the contrary contained herein, the mechanism for establishing the market value of Namibian Crude Oil shall be set out in the JOA detailing, inter alia, that the market value of Namibian Crude Oil shall be determined on a Calendar Month basis as follows:-

(i)
The average of the mean of Dated Brent quotations as published in Platts Crude Oil Marketwire for all published quotations during the actual Calendar Month of loading (i.e. the Calendar Month in which the Bill of Lading date occurs); plus

(ii)
A differential to Dated Brent to be established pursuant to the terms of the JOA, which will incorporate a formula that allows for adjustment of the differential to take account of differences in quality/yield, quantity, transportation costs, delivery time, payment and other contract terms between Namibian Crude Oil and other major competitive crude oils of generally similar quality that are to be agreed upon between the Company and the Minister.”

4.14.
By inserting the words “acts of the Government,” between the words “God,” and “unavoidable” in the second line, and the word “reasonable” between the words “the” and “control” in the fifth line of clause 27 .3.

4.15.	By deleting the words “the British Institute of Petroleum” in clause 29.6 and replacing them with “the Energy Institute”.

4.16.	By deleting clause 33 and replacing it as follows:
“The Parties agree that the commercial terms and conditions of this Agreement are based on the existing legislation, including, but not limited to, those related to the fiscal terms in accordance with the provisions of the Taxation Act and the fiscal terms as contained in clauses 13 and 14 of this Agreement as of the Effective Date. If such legislation, regulation, proclamation, including those providing for the fiscal terms are changed, and such change or adjudication in view of the Companies has a materially adverse effect on the economic benefits accruing to the Companies hereunder, the parties agree to review the terms and conditions of this Agreement and as soon as practicable amend the Agreement or take such other action as is appropriate or necessary so as to restore the overall economic benefit to the Companies.”

4.17.	By deleting the address stated under clause 35.1(c)(i) and replacing it with the following:
“Carel van Bylandtlaan 30, The Hague 2596 HR Netherlands”.

4.18.	By deleting the address stated under clause 35.3(b) and replacing it with the following:
“Carel van Bylandtlaan 30, The Hague 2596 HR Netherlands”.

4.19.	By deleting the two numbers “35.4” in clause 36.3 and replacing them with the numbers “36.4”.

4.20.	By deleting the description of the licence area in Annexure 1 and replacing it as follows:

Coordinate Reference System name:	WGS84
Geodetic datum name:	World Geodetic System 1984
Ellipsoid name:	WGS 84
Ellipsoid semi major axis (a):	6378137 m
Ellipsoid inverse flattening (1/f):	298.2572236

Point	Longitude	Latitude	Line from – to	Line type
A	13[o] 30' 00.0" E	29[o] 00' 00.0" S
			A – B	Parallel
B	14[o] 00' 00.0" E	29[o] 00' 00.0" S
			B – C	Meridian
C	14[o] 00' 00.0" E	29[o] 30' 00.0" S
			C – D	Parallel
D	15[o] 00' 00.0" E	29[o] 30' 00.0" S
			D – E	Meridian
E	15[o] 00' 00.0" E	Intersection of line going South from D (having constant longitude) with international boundary between Namibia and South Africa
			E – F	International boundary between Namibia and South Africa
F	13[o] 30' 00.0" E	Intersection of line going South from A (having constant longitude) with international boundary between Namibia and South Africa
			F – A	Meridian
A	13[o] 30' 00.0" E	29[o] 00' 00.0" S

4.21.	By deleting the map in Annexure 2 and replacing it as follows:

4.22.	By deleting the words “Alpha Petro (pty) Ltd. (hereinafter referred to as “the Company”” in clause 1 of Annexure 4 and replacing them with the reference “Companies”.

4.23.	By deleting clause 15.2 of Annexure 4 and replacing it as follows:

“15.2
The preliminary end of year statement for each Calendar Year shall be submitted to the Minister within 14 days of the end of such Calendar Year. The final end-of-year statements shall be submitted within 60 days of the end of each Year.”

4.24.	By deleting the number “11.15” in clause 1 of Annexure 7 and replacing it with the reference “11.16(b)(viii)”.

Dated Windhoek this   20   day of February 2015.

/s/ Isak Katali
THE GOVERNMENT OF THE REPUBLIC OF NAMIBIA
THE MINISTER OF MINES AND ENERGY
Dated Windhoek this   19th   day of February 2015.

/s/ Dennis Zekveld
SHELL NAMIBIA UPSTREAM B.V.
NAME:
Dated Windhoek this   19th   day of February 2015.

/s/ Mbuipaha Kandjoze
NATIONAL PETROLEUM CORPORATION OF NAMIBIA
NAME: